EXHIBIT 10.5(b)

AMENDMENT TO THE OHIO VALLEY BANK COMPANY
SECOND AMENDED AND RESTATED
DIRECTOR DEFERRED FEE AGREEMENT

WHEREAS, The Ohio Valley Bank Company (the “Bank”) entered into a Second Amended and Restated Director Deferred Fee Agreement with Thomas E. Wiseman (the “Director”) dated November 17, 2022, as thereafter amended from time to time (the “Agreement”);

WHEREAS, the Bank and Director wish to amend the Agreement, pursuant to Section 10.1 of the Agreement, to limit the pre-retirement death benefit under the Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 5.1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:
5.1.1
Amount of Benefit.  The benefit under Section 5.1 is the greater of: a) the Deferral Account balance as of the Director’s death; or b) the projected Deferral Account balance had the Director continued to defer until Normal Retirement Age at an annual rate equal to the lesser of (i) the Director’s elected deferral amount at the time of the Director’s death or (ii) $10,000.

IN WITNESS WHEREOF, the Director and an authorized representative of the Company have signed this Agreement.
DIRECTOR:	COMPANY: THE OHIO VALLEY BANK COMPANY
\s Thomas E. Wiseman	By: Title: